UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: June 6, 2005

FindWhat.com, Inc.
(Exact Name of Registrant as specified in its charter)

Delaware	0-30428	88-0348835
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification Number)

5220 Summerlin Commons Boulevard
Fort Myers, Florida 33907
(239) 561-7229
(Address, including zip code, and telephone number
including area code of Registrant’s
principal executive offices)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.03.      Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

     On June 6, 2005, FindWhat.com, Inc. (the “Company”) issued a press release entitled, “FindWhat.com, Inc., Espotting, Comet Systems to Re-Brand as MIVA, Inc.” regarding its intention to amend the Company’s Amended and Restated Certificate of Incorporation pursuant to a merger with a wholly-owned subsidiary in accordance with Section 253 of the Delaware General Corporation Law pursuant to which the Company’s name will be changed to MIVA, Inc., effective June 13, 2005. The wholly owned subsidiary to be merged with and into FindWhat.com, Inc. is named MIVA Renaming Corp. and was formed specifically for the purpose of effecting the name change.

     Specifically, Article 1 of the Company’s Amended and Restated Certificate of Incorporation will be deleted in its entirety and replaced with the following: “Article 1: The name of the corporation is MIVA, Inc.”

     The Company also announced that it would amend the charters of the majority of its customer facing direct and indirect subsidiaries to assume names also in conformity with the new Miva brand, effective June 13, 2005. A copy of the Company’s press release is being furnished herewith as Exhibit 99.1.

     The Company will file an amendment to this Form 8-K upon the effective date of the amendment to the Amended and Restated Certificate of Incorporation to include a copy of the documents being filed to effect the amendment along with a copy of any subsequent press release issued in connection with the amendment to the Amended and Restated Certificate of Incorporation.

Item 9.01.     Financial Statements and Exhibits.

     (c) ..

     Exhibit No.                    Description

(c)	Exhibits

Exhibit No.		Description

	99.1	Press Release, dated June 6, 2005, entitled “FindWhat.com, Inc., Espotting, Comet Systems to Re-Brand as MIVA, Inc.”

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FindWhat.com, Inc.

Date: June 9, 2005	By:	/s/ Kenneth S. Cragun
Kenneth S. Cragun Interim Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated June 6, 2005, entitled “FindWhat.com, Inc., Espotting, Comet Systems to Re-Brand as MIVA, Inc.”